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                                                                   EXHIBIT 10.22

$80,000                                                            JUNE 12, 2000

                             SECURED PROMISSORY NOTE

        For value received, James T. Lunney promises to pay to the order of Patriot Scientific Corporation (a Delaware corporation) (hereinafter "Holder"), in legal tender, the sum of $80,000, with interest on the outstanding balance at the annual rate of 6 (six) percent. This Note commences on June 12, 2000 (hereinafter "Commencement Date"), and all obligations set forth herein are measured from this date. The principal balance and any unpaid interest of this Note will be due and payable on or before June 12, 2003 (hereinafter "Maturity Date").

        Interest on this Note shall be due and payable semi-annually on each December 12 and June 12 in the amount of $2,400 (two thousand four hundred dollars) with any prorated interest balance to be paid no later than the Maturity Date. There shall be no prepayment penalty if this Note is paid in full before the Maturity Date.

        In the event of a default under the terms of this Note, upon ten days following written demand by Holder of this Note to cure such default, and such default having not been cured, Holder may, at Holder's sole and absolute discretion, declare all remaining principal and interest immediately due and payable. Waiver by Holder hereof to enforce any provisions of this Note shall not operate to bar Holder's rights to enforce any provisions of this Note at any later time or for any later default.

        During the period of time this Note is outstanding, James T. Lunney shall pledge as security to the Holder a minimum of 100,000 shares ("Pledged Shares") of Patriot Scientific Corporation common stock which he holds as of the Commencement Date. The Pledged Shares shall not be hypothecated, pledged or encumbered in any way to any party other than the Holder during the term of this Note.

        In the event legal action is brought to recover on, or to secure payment on, the within Note, or in the event any party hereto, or assignee, files an action to interpret any provisions of this Note, the prevailing party in such action shall be entitled to such legal fees and costs of suit as determined by a court of law of competent jurisdiction to have been reasonably incurred in such action.

        All payments and performance of the obligations under this Note shall be made at 10989 Via Frontera, San Diego, California, 92127.

        This Note is entered into in San Diego, California and shall be interpreted under the laws of the State of California.

Dated: June 12, 2000
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By:    /s/ JAMES T. LUNNEY
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       James T. Lunney